Exhibit 99.1

American Resources Corporation Provides Update on Perry County Resources

Company Continues to Execute on Improving Production Efficiencies, Processing Capabilities and Integrating Perry County Resources into American Resources’ Existing Platform

November 7, 2019 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / November 7, 2019 / American Resources Corporation (NASDAQ:AREC) (the “Company”), a supplier of raw materials to the rapidly growing global infrastructure marketplace is pleased to provide an update on its recently acquired operating subsidiary, Perry County Resources (“PCR”).

American Resources has been a consolidator and operator of quality metallurgical carbon assets in the Central Appalachian basin (CAPP) to serve customers in the steelmaking, infrastructure, and industrial marketplaces. Perry County Resources is the Company’s fifth carbon processing and logistics complex located in eastern Kentucky, near the town of Hazard.

As previously announced, American Resources closed on the acquisition of PCR on October 1, 2019 as part of the chapter 11 bankruptcy proceedings of Cambrian Holding Company, Inc. which were governed by the United States Bankruptcy Court for the Eastern District of Kentucky under Section 363 of the U.S. Bankruptcy Code. Subsequent to the transaction, the Company laid out a detailed Strategic Plan of Action to improve efficiencies, performance and profitability to re-establish the PCR complex as a thriving entity in all cycles of the carbon market to serve its customers, employees and community.

Since closing the acquisition of PCR last month, American Resources has been able to cut significant costs, allocate resources to begin the upgrading process of the complex, while ensuring the productivity of the workforce for long-term job creation in the area. These improvements are evidenced by PCR’s performance in early November, where the deep mine’s single section crew, which utilizes one continuous miner, achieved 445 feet of mining advancement in one production day; an impressive feat for any similar underground mine and significant progress from the complex’s drastically lower mining efficiency at the time of acquisition. Additionally, under the Company’s Strategic Plan of Action, the PCR deep mine is in the process of being expanded from a single section to a super section, which will utilize two continuous miners to further increase productivity and efficiency.

An attractive and unique attribute of the PCR complex is its ability to produce both stoker and mini-stoker sized carbon, predominantly sold to a variety of industrial customers. Given the quality of carbon produced from the Elkhorn 4 seam feeding the PCR complex, and with these unique processing capabilities to produce a variety of very high-quality stoker-sized finished products, the Company has focused on enhancing these capabilities to expand its stoker processing and sales. To date, American Resources has been successfully serving its diverse base of high-quality stoker customers, and with the investments to optimize PCR’s stoker capabilities, the Company is working to expand its overall customer base as it continues to execute on its Strategic Plan of Action and increase production. Additionally, the Company is realizing synergies between PCR and its other surrounding operating complexes in the area and is leveraging its stoker customer base at PCR to ship similar shipments from its other nearby operations.

“Our Strategic Plan of Action of immediately integrating Perry County Resources into the American Resources platform has been successful to-date as a result of the dedicated team on the ground and their ability to embrace a positive step forward for the long-term viability of the operations,” stated Thomas Sauve, Director and President of American Resources Corporation. “We are extremely proud to have Perry County Resources as part of our quality product offering and are equally proud of the workforce for embracing the changes needed to improve efficiencies and to regain the complex’s true potential. The ability to enhance our processing and stoker capabilities to feed that demand, while maximizing our quality standards for all of our customers, represents some of the initial improvements we have made at PCR. We look forward to further progress at PCR and all of our operations as we continue to introduce our unique operations and growth pipeline to the markets.”

American Resources Corporation continues to focus on its growth objective by efficiently leveraging its large number of core mining permits and through identifying strategic, supplemental acquisitions. The Company is committed to being one of the lowest cost operators in the Central Appalachian basin (CAPP) and throughout all its carbon mining, processing, and transportation operations.

About American Resources Corporation

American Resources Corporation is a supplier of raw materials to the rapidly growing global infrastructure marketplace. The company’s primary focus is on the extraction, processing, transportation and selling of metallurgical carbon and pulverized coal injection (PCI) to the steel industry. The company operations are based in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical products are located.

The company’s business model is based on running a streamlined and efficient operation to economically extract and deliver resources to meet its customers’ demands. By running operations with low or no legacy costs, American Resources Corporation works to maximize margins for its investors while being able to scale its operations to meet the growth of the global infrastructure market.

Website:
http://www.americanresourcescorp.com

Special Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

Institutional/Retail/Individual Contact:
PCG Advisory
Adam Holdsworth
646-862-4607
adamh@pcgadvisory.com
www.pcgadvisory.com

Company Contact:
Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com

Source: American Resources Corporation